UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (310) 552-1834

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On April 16, 2020, the Board of Directors (the “Board”) of Korn Ferry, a Delaware corporation (the “Company”), elected George Shaheen as a director and appointed him to the Company’s Compensation and Personnel Committee and Nominating and Corporate Governance Committee to fill the vacancy on the Board and the foregoing Committees created by the unexpected death of Board member Len Lauer on April 12, 2020. Mr. Shaheen, who previously served on the Company’s Board from September 2009 to October 2019, will serve as a director until the earlier of (i) the Company’s 2020 Annual Meeting of Stockholders and the election and qualification of his successor and (ii) his death, resignation or removal from the Board.

There are no arrangements or understandings between Mr. Shaheen and any other persons pursuant to which he was selected as a director. There is no information that is required to be disclosed with respect to Mr. Shaheen pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Shaheen will receive standard compensation amounts (pro-rated for his service on the Board from the date of his appointment until the next Annual Meeting of Stockholders) payable to non-employee directors of the Company, consistent with the terms of the Company’s non-employee director compensation program, as modified as described in this Current Report on Form 8-K.

(e)

In order to better enable the Company to weather the current economic environment, the Company and each of its named executive officers have agreed that, effective May 1, 2020, each named executive officer’s base salary will be reduced by 50%. These reductions will be effective through August 31, 2020. The named executive officers have also agreed to execute amendments to their existing employment agreements and letters, as applicable, formalizing such base salary reductions and acknowledging that such reductions will not trigger any good reason or other constructive termination rights. The foregoing description of the amendments is qualified in its entirety by reference to the full text of the amendments, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

The non-employee members of the Board have also agreed to a pro-rata reduction by 50% of the $85,000 retainer payable for the period from May 1, 2020 through August 31, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment to Gary Burnison Amended and Restated Employment Agreement.

Exhibit 10.2	Amendment to Robert Rozek Employment Agreement.

Exhibit 10.3	Amendment to Byrne Mulrooney Letter Agreement.

Exhibit 10.4	Amendment to Mark Arian Letter Agreement.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY
(Registrant)

Date: April 17, 2020	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer